                                                                  EXHIBIT NO. 15



May 11, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

                                        RE:  Regis Corporation Registration
                                             Statements on Form S-3
                                             (File No. 333-51094, No. 333-28511,
                                             No. 333-78793, No. 333-49165, No.
                                             333-89279, No. 333-90809, No.
                                             333-31874 and No. 333-57092), and
                                             Form S-8 (File No. 33-44867 and No.
                                             33-89882)

Commissioners:

We are aware that our report dated April 24, 2001, on our review of the interim consolidated financial information of Regis Corporation for the period ended March 31, 2001, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced registration statements.


Yours very truly,



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP




                                       25